EXHIBIT 5


         [LETTERHEAD OF MILES & STOCKBRIDGE, A PROFESSIONAL CORPORATION]


December 17, 1997


LASER Mortgage Management, Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078


Re:   LASER Mortgage Management, Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Maryland counsel to LASER Mortgage Management, Inc., a Maryland corporation (the "Company"), in connection with certain matters involving the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 2,066,666 shares of the Company's Common Stock, par value $.001 per share (the "Shares"). The Shares are issuable pursuant to the 1997 Stock Incentive Plan of LASER Mortgage Management, Inc. (the "Plan").

We have examined copies of the Charter and Bylaws of the Company, each as amended to date, the Plan, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued against receipt of consideration therefor, all in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


MILES & STOCKBRIDGE, A Professional Corporation
By:  /S/ JW THOMPSON WEBB
     Principal